UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2015

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 9, 2015, the shareholders of Investors Bancorp, Inc. (the “Company”) approved the Investors Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based awards to officers, employees and directors of the Company and its subsidiaries. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2015. A copy of the Plan is being filed as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 9, 2014, Investors Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.

The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.

Proposal 1: The election as Directors of all nominees listed below, each for a three-year term:

Directors
Terms Expiring at the 2018 Meeting:	Votes For	Votes Withhold	Broker Non Votes
Robert M. Cashill	274,950,753	15,649,594	38,492,676
Kevin Cummings	285,753,817	4,846,530	38,492,676
Brian D. Dittenhafer	283,364,408	7,238,939	38,492,676
Michele N. Siekerka	286,220,841	4,379,506	38,492,676

Proposal 2: The approval of the Investors Bancorp, Inc. 2015 Equity Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non Votes
278,769,631	11,003,396	827,320	38,492,676

Proposal 3: The approval of a non-binding, advisory proposal to approve the compensation paid to our Named Executive Officers.

Votes For	Votes Against	Abstain	Broker Non Votes
254,048,108	26,004,759	10,547,480	38,492,676

Proposal 4: The approval of non-binding, advisory proposal to vote on the frequency of stockholder voting on executive compensation.

1 Year	2 Year	3 Year	Abstain	Broker Non Votes
263,927,588	3,524,780	21,351,968	1,796,011	38,492,676

Proposal 5: The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the year ending December 31, 2015.

Votes For	Votes Against	Abstain	Broker Non Votes
324,861,313	2,513,253	1,718,457	—

Item 7.01	Regulation FD Disclosure

The Company is furnishing presentation materials included as Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K. The Company is not undertaking to update this presentation. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 8.01	Other Events
On June 10, 2015, the Company announced the Board of Directors approved the Company's second share repurchase program which authorizes the repurchase of an additional 10% of the Company's outstanding shares of common stock, or approximately 34 million shares. The new repurchase program will commence immediately upon completion of the first repurchase plan announced in March 2015. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits
(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.

Exhibit No.	Description
10.1
Investors Bancorp, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2015 (file no. 001-36441))

99.1	Investors Presentation Annual Shareholder Meeting dated June 9, 2015.
99.2	Press Release regarding Stock Repurchase Plan dated June 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: June 10, 2015	By:	/s/ Sean Burke
Sean Burke
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Investors Bancorp, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2015 (file no. 001-36441))

99.1	Investors Presentation Annual Shareholder Meeting dated June 9, 2015.
99.2	Press Release regarding Stock Repurchase Plan dated June 10, 2015.